Exhibit 10.5

                             PARTICIPATION AGREEMENT
                             -----------------------

                            WEST CAMERON 109 PROSPECT


        This Participation Agreement ("Agreement") is entered into and is effective as of the 1st, day of June, 2006 (the "Effective Date"), by and between Nexen Petroleum Offshore U.S.A. Inc. ("Nexen") whose address is 12790 Merit Drive, Suite 800, Dallas, TX 75251 and Ridgewood Energy P Fund, LLC (the "P Fund") a Delaware Limited Liability Company, and Ridgewood Energy T Fund, LLC (the "T Fund"), a Delaware Limited Liability Company, whose address is 11700 Old Katy Road, Suite 280, Houston, Texas 77079. As used herein, "Ridgewood" shall mean individually, collectively, and interchangeably any, each and/or all of the P Fund and the T Fund. Nexen and Ridgewood are sometimes hereinafter referred to as "Party" or collectively as "Parties", as the context requires. As used herein "REC" shall mean Ridgewood Energy Corporation, as manager of the P Fund and T Fund.

                                   WITNESSETH:

WHEREAS, Nexen currently owns one-hundred percent of eight-eighths (100% of 8/8ths) of the record title interest in and to, the following Oil and Gas Lease (hereinafter collectively referred to as the "Nexen Lease"):

        Oil and Gas Lease bearing Serial No. OCS-G 23744, effective May 1, 2002, by and between the United States of America, as Lessor, and Nexen Petroleum Offshore U.S.A. Inc., as Lessee, covering all of Block 109, West Cameron Area, OCS Leasing Map, Louisiana Map No. 1, containing 5,000 acres more or less; and

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, together with the mutual covenants, conditions, and obligations contained herein, Nexen and Ridgewood do hereby agree to enter into this Agreement under the following terms and conditions:

                                    ARTICLE 1
                                    ---------
                                   DEFINITIONS
                                   -----------

1.1 AFE: shall mean the Authorization for Expenditure for the OCS-G 23744 (West Cameron 109) Well No. 1, attached hereto as Exhibit "C-1".

1.2 Well Plan: shall mean the well plan for the ITW, attached hereto as Exhibit "C-2"

1.3 Initial Test Well ("ITW"): shall mean the OCS-G 23744 (West Cameron 109) Well No. 1, or its Substitute Well(s), as defined in Section 3.3 below, to be drilled on the Nexen Lease to the Objective Depth as set forth in the AFE and Well Plan for said ITW.

1.4 Objective Depth: the objective depth in the ITW for the purposes of this Participation Agreement is defined as the depth at which the well encounters and sufficiently tests the Marg "A" sand, subsurface objective interval, defined as 16,517 feet total vertical depth as described in the AFE and Well Plan identified in Sections 1.1 and 1.2 above.

1.5 Operating Agreement: shall mean the Offshore Operating Agreement ("Operating Agreement") attached hereto as Exhibit "B" which shall be effective as of June 1, 2006.

                                    ARTICLE 2
                                    ---------
                               DRILLING OF THE ITW
                               -------------------

2.1 Commitment in the ITW: By executing this Agreement and returning it with signed originals of the attached AFE and Operating Agreement, Ridgewood commits to participate in the drilling and evaluation of the ITW on the Nexen Lease and to pay sixty percent (60%) of the costs of drilling and evaluation to Objective Depth of said well when such drilling and evaluation is performed pursuant to the Well Plan and the AFE. The "Drilling and Evaluation Costs" shall include permitting, rig mobilization, drilling, sidetracking for mechanical reasons, evaluation, testing (not production testing), and plugging/abandonment or temporary abandonment of the well, but not the costs of completing the well as a producer. Ridgewood's obligation to pay more than its proportionate share of Drilling and Evaluation Costs shall not apply to any Drilling and Evaluation Costs incurred after the earlier of (a) the ITW reaching Objective Depth; or (b) the cumulative Drilling and Evaluation Costs of the ITW reaching $22,128,966. Regardless of the depth to which the ITW has been drilled at the time, if a decision is made by Nexen not to drill the ITW to Objective Depth due to encountering mechanical difficulties, uncontrolled influx of subsurface water, abnormal pressures, pressured or heaving shale, salt, granite or other practicably impenetrable substances, or other similar conditions prevail in the hole which, in Nexen's reasonable opinion, render further drilling impracticable, Ridgewood, subject to the limitation in (b) above, shall remain obligated to pay sixty percent (60%) of the ITW costs incurred prior to the date of Nexen's decision not to drill the ITW to Objective Depth, sixty percent (60%) of the cost of plugging/abandonment or temporary abandonment and sixty percent (60%) of the costs to drill any Substitute Well, as defined in Section 3.3 below. In addition to the promoted Drilling and Evaluation Costs for the ITW or any Substitute Well, as defined in Section 3.3 below, (i.e. payment of sixty percent (60%) of such costs up to the $22,128,966 cap limit), and subject to
Section 8.7 of the Operating Agreement, Ridgewood agrees to pay forty five-percent (45%) of the costs of drilling and evaluation to Objective Depth of the ITW or any Substitute Well above the initial $22,128,966 cumulative Drilling and Evaluation Costs of the ITW or any Substitute Well.

2.2 Subject to (a) Force Majeure, as defined in Section 10.10 below or other events beyond the reasonable control of Nexen, (b) Nexen's receipt of all necessary permits required by the Minerals Management Service ("MMS") or any other governmental body having jurisdiction, (c) completion of Nexen's operations on Eugene Island Block 295, (d) rig delay or availability, Nexen shall "commence drilling operations" or "cause drilling operations to commence" on or before August 30, 2006, for the ITW in accordance with this Agreement and the provisions of the Operating Agreement. For purposes of this Agreement, "commence drilling operations" or "cause drilling operations to commence" shall mean the time when the drilling rig mentioned in Article 3.5 below mobilizes from Eugene Island Block 295 to the ITW drill site.
2.3 AFE and Well Plan: Prior to the execution hereof, Nexen and Ridgewood have reviewed and agreed on the form and content of the AFE, the Well Plan and the Operating Agreement. The ITW or its Substitute Well(s), as defined in
Section 3.3 below, shall be drilled in accordance with this Agreement, the Operating Agreement, and the attached AFE and Well Plan. The AFE and Well Plan for the ITW shall be considered approved upon execution of this Agreement by the Parties.

2.4 Relationship of the Parties: This Agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the Parties. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this Agreement and operations hereunder shall not constitute a partnership, if, for federal income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, each Party hereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1986, as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each Party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761. Should there be any requirements that each Party hereby affected give further evidence of this election, each such Party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such Party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Nexen Lease is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1986, under which an election similar to that provided by Section 761 of the Code is permitted, each Party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such Party states that the income derived by such Party from operations hereunder can be adequately determined without the computation of partnership taxable income. Also, each Party elects to be excluded from the application of all provisions of sub part D of part 2, chapter 1, Title 47, Louisiana Revised Statutes of 1950, as amended, as permitted and authorized by Section 2203 of said revised statutes and the regulations promulgated thereunder.

                                    ARTICLE 3
                                    ---------
                               DRILLING OPERATIONS
                               -------------------

3.1 Operatorship: Nexen Petroleum U.S.A. Inc. ("NPUSA") shall be the designated operator under the Operating Agreement and shall operate the ITW and any Substitute Well, as defined in Section 3.3 below, and all other operations on the Nexen Lease pursuant to the terms of this Agreement and the Operating Agreement.

3.2 Designation of Operator: Ridgewood shall promptly execute and deliver to NPUSA the necessary "Designation of Operator" forms (Minerals Management Service ("MMS") form 1123) designating NPUSA as the operator as well as the necessary MMS forms designating NPUSA as the designated applicant for oil spill financial responsibility for the lease upon which the ITW is drilled under this Agreement, along with any other documents required to allow NPUSA to serve as operator under the Operating Agreement and applicable regulations.

3.3 Substitute Well: In the event the ITW encounters conditions or develops mechanical difficulties that, in Nexen's reasonable opinion, would render further drilling impractical prior to reaching Objective Depth, and/or require that the ITW be permanently plugged and abandoned, Nexen shall have the continuing option, but not the obligation, to commence operations for the drilling of a "Substitute Well" to replace the ITW. Any Substitute Well shall be commenced within one hundred eighty (180) days from the date operations on the ITW (or a previous substitute) were completed or abandoned, whichever is the latest to occur. Operations on such Substitute Well shall be conducted and performed under the same terms and conditions as the ITW pursuant to the terms of this Agreement and the Operating Agreement. However, the drilling of a Substitute Well pursuant to this Section 3.3 shall in no way increase or otherwise alter Ridgewood's commitments and obligations set out in Section 2.1 above; i.e., Ridgewood's total commitment for the ITW, which includes any associated Substitute Well, is limited to the amount determined according to
Section 2.1 above.

3.4 Rig Utilization: NPUSA, as operator, intends to utilize the Ensco 105 drilling rig to drill the ITW with a $140,000 day-rate.

3.5 Well Information: Ridgewood will be entitled to receive any and all raw well data, analysis and/or information obtained from the ITW, subject to being in compliance with all applicable provisions of this Agreement and the Operating Agreement.

3.6 Confidentiality: The confidentiality provisions of the Operating Agreement shall govern the confidentiality obligations and/or disclosure rights and restrictions of the Parties with respect to any geological, geophysical, or reservoir information or any logs or other information pertaining to the progress, tests, or results of any well drilled pursuant to this Agreement.

3.7 Confidentiality of Well Data for the ITW: Certain information customarily disclosed at weekly Offshore Oil Scout meetings as provided for in the Operating Agreement may be withheld, at Nexen's sole discretion, including, but not limited to, information regarding the proposed and actual bottomhole locations for the well.

3.8 Exploratory Well: The ITW and any Substitute Well therefore drilled in accordance with Operating Agreement shall be deemed the first Exploratory Well for purposes of the Operating Agreement.

                                    ARTICLE 4
                                    ---------
                               ASSIGNMENT OF LEASE
                               -------------------

4.1 Governmental Approval of Assignment: The Assignments pursuant to this Agreement require approval by the MMS. Each Party's obligation hereunder to transfer or assign such an interest shall be subject to and conditional upon the other securing the necessary consent or approval of the MMS. Accordingly, without limiting the generality of the foregoing and subject to the other provisions of Article 4 and Sections 6.1 and 6.2, immediately after Ridgewood has been duly qualified by the MMS to hold an interest in the Nexen Lease, REC shall assign all of its interest in the Nexen Lease to Ridgewood as follows: fifty percent to the P Fund and fifty percent to the T Fund. Ridgewood shall furnish and execute all certificates and documents that Nexen may deem reasonably necessary in connection therewith. Each Party shall cooperate fully with the other in obtaining such consent or approval by the MMS. Once the assignments are executed, Ridgewood shall promptly (i) file of record the Assignments in the appropriate governmental records and (ii) file for approval with the MMS (or other applicable governmental agencies) all Assignment documents for the assigned property. Should approval of the MMS (or any other similar governmental agency having jurisdiction) be denied, the Party receiving notice of such denial agrees to provide the other Party with written notice of such occurrence, along with a copy of all associated written communications, and the Parties agree to develop a revised form of assignment in an effort to meet the MMS's requirements for approval. In connection with such assignments, each Party shall execute and deliver, or cause to be executed and delivered, such other documents, and take such other action as a Party may reasonably request.

4.2 Assignments of Lease: Within fifteen (15) days following the execution of this Agreement, but subject to receipt by Nexen of Ridgewood's payment of $159,750.00 for its proportionate share of Nexen's sunk costs, Nexen shall assign to REC, in the form attached hereto as Exhibit "A", an undivided forty-five percent of eight-eighths (45% of 8/8ths) record title interest in and to the Nexen Lease with an effective date of June 1, 2006. REC shall provide Nexen with all of the necessary designations required to allow NPUSA to retain the role of operator on the Nexen Lease.

4.3 Re-Assignments of Lease: In the event Ridgewood does not fulfill its commitments and obligations pursuant to Section 2.1 above, Ridgewood and/or REC, whichever applies, shall execute and deliver to Nexen an assignment, in the form attached hereto as Exhibit "A", of an undivided forty-five percent of eight-eighths (45% of 8/8ths) record title interest in and to the Nexen Lease with an effective date of June 1, 2006.

4.4 Contents of Assignments: Any assignments delivered by the Parties pursuant to this Agreement shall be delivered without warranty of title, save and except a warranty of title by, through and under the assignor, and shall be free and clear of any liens, mortgages, burdens or other encumbrances (other than the assigning Party's proportionate share of the royalty obligation to the MMS and the 2.50% of 8/8ths overriding royalty obligation to Mako Offshore Exploration, Inc.). Said assignment(s) shall be subject to agreements described in the assignment document. Any subsequently created burdens would be borne by the Party creating the additional burden.

                                    ARTICLE 5
                                    ---------
                      APPLICABILITY OF OPERATING AGREEMENT
                      ------------------------------------

5.1 Execution of Operating Agreement: Upon the execution of this Agreement, Nexen and REC shall simultaneously execute the Operating Agreement.

5.2 Conflicts or Inconsistencies: Should any conflict or inconsistency exist between this Agreement and the Operating Agreement, or in the event this Agreement addresses matters not included in the Operating Agreement, this Agreement shall prevail.

5.3 Facilities Use: If a Party contracts with another entity for the use of that entity's facilities for either the gathering or transportation of hydrocarbons produced from a well drilled pursuant to this Agreement or for the production or handling of such hydrocarbons, that Party shall use reasonable efforts to negotiate for the other Party the opportunity to participate on a pro rata basis in such contracts on the same terms and conditions applicable to the contracting Party. In the event that an offsite facility, gathering or transportation system is owned solely by NPUSA or Nexen, any contract respecting the use of such facility for the gathering or transportation of hydrocarbons or for the processing or handling of production will be at rates similar to those prevalent in the industry for similar water depths, operating conditions and transported products.

                                    ARTICLE 6
                                    ---------
                       ASSIGNMENTS, SUCCESSORS AND ASSIGNS
                       -----------------------------------

6.1 Assignment: Notwithstanding anything herein to the contrary, this Agreement may not be assigned in whole or in part by Ridgewood, without the prior written consent of Nexen. No consent from Nexen will be required for REC to assign to the P Fund and T Fund. An assignment by a Party of any interest in the Nexen Lease shall be made expressly subject to, and the assignee shall agree to assume and comply with, the terms and provisions of this Agreement. Notwithstanding any other provision of this Agreement, simultaneous with any assignments, the assignee shall ratify, assume the assignor's obligations under, and become a party to the Operating Agreement. No assignment shall release a Party from its obligations and liabilities arising under this Agreement. Notwithstanding any assignments made by Nexen, it will retain operatorship through completion of operations on the ITW or any Substitute Well.

6.2 Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, representatives and assigns and shall constitute a covenant running with the Nexen Lease.

6.3 Payment to Ridgewood: Notwithstanding anything contained in this Agreement or the Operating Agreement to the contrary, (a) any payments due to Ridgewood under the JOA or the Nexen Lease will be remitted to REC and any such payments remitted to REC shall be deemed to be made to Ridgewood and (b) Ridgewood shall cause REC to pay to Nexen all amounts due by Ridgewood to Nexen under this Agreement and the Operating Agreement.

                                    ARTICLE 7
                                    ---------
                                 APPLICABLE LAW
                                 --------------

7.1 Applicable Law: THIS AGREEMENT AND ALL OPERATIONS CONDUCTED HEREUNDER BY THE PARTIES SHALL BE SUBJECT TO ALL VALID AND APPLICABLE FEDERAL LAWS, RULES, REGULATIONS AND ORDERS ("FEDERAL LAW"). TO THE EXTENT REQUIRED BY FEDERAL LAW, THE LAWS OF THE STATE ADJACENT TO THE NEXEN LEASE SHALL APPLY. THIS AGREEMENT SHALL OTHERWISE BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF LOUISIANA, EXCLUSIVE OF ANY PROVISIONS THAT WOULD DIRECT THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

                                    ARTICLE 8
                                    ---------
                                     NOTICES
                                     -------

8.1 Notices: Nexen and Ridgewood agree that any notices, communications, or documents that either of them desire or that may be required to be delivered to the other Party pursuant to this Agreement shall be in writing and sent via telecopy, delivered in person or sent certified mail, postage prepaid, return receipt requested, addressed to the Parties at the following respective addresses stated for each:

                           Nexen Petroleum U.S.A. Inc.
                           12790 Merit Drive, Suite 800
                           Dallas, Texas 75251-1270
                           Attention:   Mr. Steven McMillan
                           Telephone:   (972) 450-4672
                           Facsimile:   (972) 450-4749

                           Ridgewood Energy Corporation
                           11700 Old Katy Road, Suite 280
                           Houston, Texas 77079
                           Attention:   Mr. Randy Bennett
                           Telephone:   (281) 293-9384
                           Facsimile:   (281) 293-7391

For purposes hereof, if facsimile or personal delivery is not possible, refusal by any Party hereto to accept correspondence sent by certified mail or two (2) unsuccessful attempts by the U.S. Postal Service to serve any communication sent by certified mail shall be deemed receipt of such correspondence. Any notice delivered on Saturday, Sunday, a legal holiday or after 4:15 p.m. in the office of the recipient shall be deemed to have been delivered on the business day next following the date of actual receipt. Either Party may change its address for notices by written notice to the other of them.

                                    ARTICLE 9
                                    ---------
                                      TERM
                                      ----

9.1 Term: The term of this Agreement shall commence on June 1, 2006 and shall terminate upon the expiration of the last effective Operating Agreement executed or ratified pursuant hereto, or by mutual agreement of the Parties, whichever event occurs first.

                                   ARTICLE 10
                                   ----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

10.1 Entire Agreement: This Agreement, together with the instruments and exhibits referred to in Section 10.4 embody the entire agreement between the Parties with regard to the subject matter hereof, supersedes all other agreements, arrangements and understandings, written or oral, relating to the subject matter hereof, except the Confidentiality Agreement dated May 17, 2006 between Nexen, NPUSA and Ridgewood, and may be supplemented, altered, amended, modified or revoked only in writing, signed by all Parties hereto. In the event of a conflict between the provisions of this Agreement and the Confidentiality Agreement, the provisions of this Agreement shall govern.

10.2 Headings: Except for the definition headings contained in Article 1, all of the captions, numbering sequences and paragraph headings used in this Agreement are inserted for convenience only and shall in no way define, limit or describe the scope or intent of this Agreement or any part thereof, nor shall they have any legal effect other than to aid a reasonable interpretation of this Agreement.

10.3 Independent Representation: Each Party has had the benefit of independent representation with respect to the subject matter of this Agreement. This Agreement, though drawn by one Party, shall be construed fairly and reasonably and not more strictly against one Party than the other.

10.4 Incorporation of Exhibits: Each of the Exhibits referenced in this Agreement (Exhibit "A" Assignment of Record Title Interest, Exhibit "B" West Cameron 109 Offshore Operating Agreement, Exhibit "C-1" AFE, Exhibit "C-2" Well
Plan) are incorporated into this Agreement by reference as fully as if the text of each Exhibit were set forth within the body of this Agreement.

10.5 News Releases: No Party shall issue a press release concerning this Agreement unless all Parties have approved the issuance and content of such press release, which approval shall be timely pursued and shall not be unreasonably withheld, or unless the press release is allowed under the terms of the Operating Agreement.

10.6 Multiple Counterparts: This Agreement may be executed by signing the original or a duplicate original counterpart hereof. If this Agreement is executed in multiple duplicate original counterparts, each such counterpart shall be deemed an original and all of which when taken together shall constitute but one and the same Agreement with the same effect as if all Parties had signed the same instrument. This Agreement may also be ratified by separate instrument referring to this Agreement and adopting by reference all the provisions of this Agreement. A ratification shall have the same effect as an execution of the original Agreement.

10.7 Force Majeure: Any delays in performance or failure by a Party to perform hereunder, other than the delay or failure to pay money when owed, shall not constitute default or breach hereunder if and to the extent such delays or failures of performances are caused by: (i) an act of God; (ii) an act of war, terrorism, rebellion, or sabotage, or damage resulting therefrom; (iii) a fire, flood, explosion, accident; (iv) a riot, or strike; (v) any government's (foreign, federal or state) law, or a rule, regulation or order of any public body or official exerting or purporting to exercise authority or control concerning the operations covered hereby (except that a Party's failure to obtain any necessary and applicable federal, state or local permits shall not be considered Force Majeure hereunder if the cause or failure to receive such permits was the result of that Party's negligence or other fault); or (vi) any other act or event that is beyond the reasonable control of that Party.

10.8 Severability: If any provision of this Agreement is for any reason held to violate any applicable law, governmental rule or regulation, or if the provision is held to be unenforceable or unconscionable, then such provision shall be deemed null and void; but the invalidity of that specific provision shall not be held to invalidate the remaining provisions of this Agreement. All other provisions in the entirety of this Agreement (including all Exhibits) shall remain in full force and effect unless the removal of the invalid provision destroys the legitimate purposes of this Agreement, in which event this Agreement shall be canceled and terminated.

10.9 Access to Information: Nexen shall provide Ridgewood access to Nexen's relevant and applicable records and data that are not subject to contractual or legal limitations or restrictions on disclosure so that Ridgewood may perform its due diligence review of Nexen's ownership and obligations associated with the Nexen Lease. Nexen shall provide Ridgewood with access to technical data associated with the Nexen Lease, including seismic, maps, well data and geologic data, subject however, to all legal confidentiality and license restrictions.

10.10 Binding Effect: This Agreement does not benefit or create any rights in any person or entity not a party to this Agreement. Further, each Party represents that upon execution of this Agreement it has secured all necessary management approvals or other corporate approvals necessary to make this Agreement a fully binding contract.

10.11 Guaranty: Ridgewood shall cause REC to guarantee all of the obligations of Ridgewood hereunder pursuant to guarantee agreement(s) in form and substance reasonably required by Nexen.

10.12 Further Documentation: Ridgewood agrees to be bound, in the same manner as REC, under that certain Confidentiality Agreement dated May 17, 2006 by and between Nexen and REC, and shall, upon the request of Nexen, enter into a confidentiality agreement with Nexen in substantially the same form as said Confidentiality Agreement between Nexen and REC. Ridgewood shall furnish, and shall cause REC to furnish, to Nexen all information, approvals, opinions, documents, and instruments that Nexen may reasonably require in connection with this Agreement and the Operating Agreement.

EXECUTED as of the date shown.


WITNESSES:                              Nexen Petroleum Offshore U.S.A. Inc.

[Signature Illegible]                   By: /s/ Gregg E. Radetsky
-----------------------------------         ------------------------------------

[Signature Illegible]                   Name:  Gregg E. Radetsky
-----------------------------------            ---------------------------------
                                        Title: Vice President, General Counsel
                                               and Asst. Secretary

                                        Date:         8/9/06
                                               ---------------------------------


WITNESSES:                              Ridgewood Energy P Fund, LLC
                                            By: Ridgewood Energy Corporation,
                                                Manager

[Signature Illegible]                   By: /s/ W G Tabor
-----------------------------------         ------------------------------------
                                                W. Greg Tabor
[Signature Illegible]                           Executive Vice President
-----------------------------------

                                        Date:       8/14/06
                                               ---------------------------------


WITNESSES:                              Ridgewood Energy T Fund, LLC
                                           By: Ridgewood Energy Corporation,
                                                Manager

[Signature Illegible]                   By: /s/ W G Tabor
-----------------------------------         ------------------------------------
                                                W. Greg Tabor
[Signature Illegible]                           Executive Vice President
-----------------------------------
                                        Date:       8/14/06
                                              ----------------------------------


WITNESSES:                              Ridgewood Energy Corporation

[Signature Illegible]                   By: /s/ W G Tabor
-----------------------------------         ------------------------------------
                                                W. Greg Tabor
[Signature Illegible]                           Executive Vice President
-----------------------------------

                                        Date:       8/14/06
                                               ---------------------------------


Signature page to Participation Agreement dated effective June 1, 2006, by and between Nexen Petroleum Offshore U.S.A. Inc., Ridgewood Energy Corporation and Ridgewood Energy Corporation, Manager, Ridgewood Energy P Fund, LLC, and Ridgewood Energy T Fund, LLC.

                                   Exhibit "A"

 Attached to and made a part of that certain Participation Agreement dated June
   1, 2006, by and between Nexen Petroleum Offshore U.S.A. Inc. and Ridgewood
                               Energy Corporation


                           ASSIGNMENT OF RECORD TITLE
                           --------------------------
                                   OCS-G 23744
                                   -----------


UNITED STATES OF AMERICA
OUTER CONTINENTAL SHELF
GULF OF MEXICO


        For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and also in consideration of the mutual covenants and conditions herein contained, Nexen Petroleum Offshore U.S.A. Inc., having an address of 12790 Merit Drive, Suite 800, Dallas, Texas 75251 (hereinafter referred to as "Assignor"), does hereby grant, transfer, convey and assign to Ridgewood Energy Corporation, having an address of 11700 Old Katy Road, Suite 280, Houston, Texas 77079 (hereinafter called "Assignee"), an undivided forty-five percent of eight-eighths (45% of 8/8ths) Record Title Interest in and to the following described Oil and Gas Lease (hereinafter referred to as "Lease"):

        Federal Lease No. OCS-G 23744 effective May 1, 2002, between the United States of America, as Lessor, and Nexen Petroleum Offshore U.S.A. Inc., as Lessee, covering all of Block 109, West Cameron Area, OCS Leasing Map, Louisiana Map No. 1.

        The assigned Interest is conveyed subject to the terms and conditions of said Lease and that certain Assignment of Overriding Royalty dated October 4, 2002, effective May 1, 2002, by and between Nexen Petroleum Offshore U.S.A. Inc. and Mako Offshore Exploration, Inc.

        The assigned Interest is conveyed subject to the terms and conditions of said Lease and that certain Participation Agreement and Offshore Operating Agreement dated June 1, 2006, by and between Nexen Petroleum Offshore U.S.A. Inc. and Ridgewood Energy Corporation.

        This Assignment is made and accepted without any title or other representations or warranties, whether express or implied, except as to persons lawfully claiming by, through or under Assignor, but not otherwise, provided Assignee shall have the right of full substitution and subrogation in and to any and all rights and actions of warranty which the Assignor has or may have against all preceding owners of the Assigned Interest.

        Assignee hereby expressly accepts and agrees to perform all the duties and obligations attributable to the Assigned Interest, as provided for in Said Lease, in the other above-described agreement and in any law, regulation, rule, order or other directive of any governmental or judicial body or agency having jurisdiction thereof.

        This Assignment shall inure to the benefit of and be binding upon the respective successors and assigns of each of the Parties hereto.

        IN WITNESS HEREOF, this Assignment is executed this ______ day of ____________, 2006, effective as of ____________, 2006, subject to the approval of the Minerals Management Service under the provisions of 30 CFR Part 256.


                                        ASSIGNOR:
WITNESSES:                              Nexen Petroleum Offshore U.S.A. Inc.

______________________________          By __________________________________
                                               Gregg E. Radetsky
______________________________                 Vice President, General Counsel
                                               and Assistant Secretary

                                        ASSIGNEE:
WITNESSES:                              Ridgewood Energy Corporation

______________________________          By __________________________________

______________________________


STATE OF TEXAS     )
COUNTY OF DALLAS   )

        On this ____ day of ________, 2006, before me, appeared Gregg E. Radetsky, to me personally known, who, being by me duly sworn, did say that he is the Vice President, General Counsel and Assistant Secretary of Nexen Petroleum Offshore U.S.A. Inc. and that said instrument was signed on behalf of said corporation by authority of its Board of Directors and said Gregg E. Radetsky acknowledged said instrument to be the free act and deed of said corporation.


                                     ___________________________________________
                                     Notary Public in and for the State of Texas


STATE OF ____________          )
COUNTY OF __________      )

        On this ____ day of ________, 2006, before me, appeared ____________, to me personally known, who, being by me duly sworn, did say that he is the ____________ of Ridgewood Energy Corporation and that said instrument was signed on behalf of said corporation by authority of its Board of Directors and said ____________ acknowledged said instrument to be the free act and deed of said corporation.



                                     ___________________________________________
                                     Notary Public in and for the State of Texas

                                   EXHIBIT "C"

                          AUTHORIZATION FOR EXPENDITURE

                                 [FORM OMITTED]